Exhibit 10.4

Execution version

GUARANTY AGREEMENT

This Guaranty Agreement, dated as of September 1, 2016,  (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Guaranty”), is made by James Ballengee, a Texas resident (“Ballengee”), and Bacchus Capital Trading, LLC, a Louisiana limited liability company (“Bacchus” and, together with Ballengee, the “Guarantors”), in favor and for the benefit of Bridger Logistics, LLC, a Louisiana limited liability company, having its principal office at 7500 College Blvd., Suite 1000, Overland Park, Kansas 66210, or its registered assigns, in its capacity as the Holder of, and as defined in, the Note (defined below).

Jamex Marketing, LLC, a Louisiana limited liability company (“Company”), and Holder have, in connection with the execution and delivery of this Guaranty, entered into that certain Secured Promissory Note dated as of the date hereof (in the original aggregate principal amount of $49,500,000, the “Note”).  Capitalized terms used and not defined herein shall have the respective meaning assigned to such terms in the Note.

It is a condition precedent to the effectiveness of the Note that the parties hereto as of the date hereof enter into, and execute and deliver, this Guaranty for the purpose of guaranteeing the Guaranteed Obligations.

Each Guarantor will receive substantial direct and indirect benefits from the extension of credit to Company and are willing to enter into this Guaranty in order to induce the initial Holder to extend and/or maintain such extension of credit.

ARTICLE 1.  CERTAIN DEFINITIONS.

“Loan Documents” means the Note and this Guaranty.

“Note Termination” shall occur upon the payment in full of all outstanding Guaranteed Obligations (other than any contingent indemnification obligations for which no claim has been made) payable by Company and/or any Guarantor.

“Obligor” means, collectively, in each case in respect of the Guaranteed Obligations, Company, the Guarantors and any other endorsers, guarantors or obligors, primary or secondary, of any or all of the Guaranteed Obligations.

“Release Date” shall mean, in respect of any Guarantor, the earlier to occur of (a) the express release in writing of such Guarantor’s obligations under this Guaranty by Holder, (b) payment by such Guarantor of the maximum aggregate amount of its obligations under Section 2.1(a) and (c) the Note Termination.

ARTICLE 2.  GUARANTY.

Section 2.1.  Guaranty.

(a)                                 Except as otherwise provided herein, each Guarantor hereby, jointly and severally, irrevocably, absolutely, and unconditionally guarantees, as primary obligor and not merely as surety, to Holder the prompt, complete, and full payment when due, and no matter how the same shall become due, of all sums payable by Company arising under, and in accordance with the terms of, the Loan Documents, whether for principal, interest, fees (including attorneys’ fees to the extent provided in Section 6.7 of the Note), or otherwise (collectively, in respect of each such Guarantor, such Guarantor’s “Guaranteed Obligations”); provided, however, in no event shall the combined aggregate liability of the Guarantors in respect of such guarantee exceed $20,000,000. Without limiting the generality of the foregoing, each Guarantor’s liability hereunder shall extend to and include all post-petition interest, expenses, and obligations for the payment of amounts arising under, and in accordance with the terms of, the Loan Documents, which would be owed by any Obligor but for the fact that such liabilities are not allowed as claims in any bankruptcy, reorganization, insolvency, liquidation or similar proceeding involving any other Obligor.

(b)                                 If any Obligor shall for any reason fail to pay any of the Guaranteed Obligations, as and when such Guaranteed Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, then the Guarantors (or, if such Obligor is a Guarantor, the other Guarantor) will, upon demand by Holder, pay such unpaid Guaranteed Obligation, subject to the proviso in Section 2.1(a), in full to Holder.

Section 2.2.  Unconditional Guaranty.

(a)                                 Until the applicable Release Date, no action which Holder may take or omit to take in connection with this Guaranty, any of the Guaranteed Obligations (or any other indebtedness owing by Company or any Guarantor to Holder), or any collateral security granted to Holder in connection with any of the foregoing, and no course of dealing of Holder with any Obligor or any other Person, shall release or diminish the Guarantors’ (or any of their respective) obligations, liabilities, agreements or duties hereunder, discharge, impair or otherwise affect the obligations of Company and any Guarantor hereunder and under the other Loan Documents.  Without limiting the foregoing, each Guarantor hereby expressly agrees that Holder may, from time to time, without notice to or the consent of such Guarantor (in each case, except as expressly provided herein), do any or all of the following:

(i)                                     amend, change or modify, in whole or in part, any other Loan Document and give or refuse to give any waivers or other indulgences with respect thereto;

(ii)                                  neglect, delay, fail or refuse to take or prosecute any action for the collection or enforcement of any of the Guaranteed Obligations, to foreclose or take or prosecute any action in connection with any Loan Document, to bring suit against any Obligor or any other Person, or to take any other action concerning the Guaranteed Obligations or any Loan Document;

(iii)                               accelerate, change, rearrange, extend, or renew the time, rate, terms, or manner for payment or performance of any one or more of the Guaranteed

Obligations (whether for principal, interest, fees, expenses, indemnifications, affirmative or negative covenants, or otherwise);

(iv)                              compromise or settle any unpaid or unperformed Guaranteed Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under any Loan Document;

(v)                                 discharge, release, substitute or add Obligors; or

(vi)                              in connection with the enforcement of Holder’s rights and remedies with respect to any Collateral, apply all monies received from any Obligor or others for any of the Guaranteed Obligations, as Holder may determine to be in its best interest, without in any way being required to marshal assets or to apply all or any part of such monies upon any particular Guaranteed Obligation.

(b)                                 Except for the occurrence of the Release Date for such Guarantor, termination of any Guarantor’s obligations hereunder in accordance with the terms hereof, payment in full of the Guaranteed Obligations and/or as otherwise provided under applicable Law, no action or inaction of any Obligor or any other Person or any dispute and/or litigation among any Obligors, and no change of law or circumstances, shall release or diminish the Guarantors’ (or any of their respective) obligations, liabilities, agreements, or duties hereunder, affect this Guaranty in any way.  Without limiting the foregoing, the obligations, liabilities, agreements, and duties of each Guarantor under this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of such Guarantor:

(i)                                     Any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Obligor or any other proceeding involving any Obligor or any of the assets of any Obligor under laws for the protection of debtors (or similar law), or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any Obligor, any properties of any Obligor, or the estate in bankruptcy of any Obligor in the course of or resulting from any such proceeding.

(iii)                               The failure by Holder to file or enforce a claim in any proceeding described in the immediately preceding Section 2.2(b)(i) or to take any other action in any proceeding.

(iii)                               The release by operation of law of any Obligor from any of the Guaranteed Obligations or any other obligations to Holder.

(iv)                              The invalidity, deficiency, illegality, or unenforceability of any of the Guaranteed Obligations, this Guaranty or any other Loan Document, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the

Guaranteed Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever.

(v)                                 The failure of any Obligor or any other Person to sign any guaranty or other instrument or agreement within the contemplation of any Obligor or Holder.

(vi)                              The fact that Guarantor may have incurred directly part of the Guaranteed Obligations or is otherwise primarily liable therefor.

(vii)                           Without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety other than defense of payment of the Guaranteed Obligations.

(c)                                  Holder may invoke the benefits of this Guaranty before pursuing any remedies against any other Obligor or any other Person now or hereafter existing for the payment or performance of any of the Guaranteed Obligations.  Holder may maintain an action against Guarantor with respect to this Article 2 without joining any other Obligor or any other Person therein and without bringing a separate action against any other Obligor or any other Person.

(d)                                 If for any reason Holder is required to refund any payment of any portion of the Guaranteed Obligations to the payor thereof or to pay the amount thereof to any other Person, such payment to Holder shall not constitute a release of any Guarantor from any liability hereunder, and each Guarantor agrees and acknowledges that this Article 2 shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.  Any transfer by subrogation which is made as contemplated in Section 2.3 prior to any such required payment or payments by Holder shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon revert to and be vested in Holder.

(e)                                  Subject to Section 3.11, this is a continuing guaranty and shall apply to and cover all Guaranteed Obligations and renewals and extensions thereof and substitutions therefor from time to time.

Section 2.3.  Subrogation and Subordination.  Until the applicable Release Date, each Guarantor hereby agrees that it shall have no right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which Guarantor may now or hereafter have against or to any Obligor in connection with this Guaranty (collectively, the “Guarantor Rights”), and Guarantor hereby waives any rights to enforce any remedy which Guarantor may have against Company or any other Obligor.  If any amount shall be paid to Guarantor on account of Guarantor Rights at any time when less than all of the then unpaid Guaranteed Obligations and have been paid in full, such amount shall be held in trust for the benefit of Holder, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Holder to be held by Holder as collateral for, or then or at any time thereafter applied in whole or in part by Holder against, all or any portion of the Guaranteed Obligations, whether matured or unmatured, in such order as Holder shall elect.

Section 2.4.  Waiver.  Except as expressly provided herein, and to the fullest extent permitted by applicable Law, each Guarantor hereby waives, with respect to the Guaranteed Obligations and this Guaranty:

(a)                                 notice of the incurrence of any Guaranteed Obligation by any Obligor, and notice of any kind concerning the assets, liabilities, financial condition, creditworthiness, businesses, prospects, or other affairs of the other Obligors (it being understood and agreed that: (i) such Guarantor shall take full responsibility for informing himself or itself of such matters, (ii) Holder shall not have responsibility of any kind to inform such Guarantor of such matters and (iii) Holder is hereby authorized to assume that such Guarantor, by virtue of its relationships with the other Obligors, which are independent of this Guaranty, has full and complete knowledge of such matters);

(b)                                 notice that Holder, any other Obligor, or any other Person has taken or omitted to take any action under this Guaranty, the other Loan Documents or any other agreement or instrument relating thereto or relating to any Guaranteed Obligation;

(c)                                  default, demand, presentment for payment, and notice of default, demand, dishonor, nonpayment, or nonperformance; and

(d)                                 notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of any exercise of remedies (as described in the following Section 2.5 or otherwise), and all other notices of any kind whatsoever.

Section 2.5.  Exercise of Remedies.  Holder may, in accordance with the terms of the Loan Documents and at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligor or exercise any other right or remedy available to them against any Obligor, without affecting or impairing in any way the liability of Company or any Guarantor under any Loan Document (except, in respect of any of the Guarantors, the effectiveness of any Release Date for such Guarantor).  No failure on the part of Holder to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver hereof; nor shall any single or partial exercise of any right preclude any other or further exercise hereof or the exercise of any other right. The rights, powers and remedies of Holder provided herein are cumulative and are in addition to, and not exclusive of, any other rights, powers or remedies provided by law or in equity.  The rights of Holder hereunder are not conditional or contingent on any attempt by Holder to exercise any of its rights under this Guaranty against any Obligor or any other Person.

Section 2.6.  Representations and Warranties by Guarantor.  Each Guarantor hereby represents and warrants to Holder as follows:

(a)                                 The execution, delivery, and performance by Ballengee of this Guaranty will not (i) violate any provision of any existing material Law applicable to such Guarantor or (ii) conflict with, result in any breach of, constitute a default under, or result in the creation or imposition of any Lien upon any of such Guarantor’s properties pursuant to (A) any order, judgment, award, or decree of any Governmental Entity to which such Guarantor is a party or by which such Guarantor is or may be bound or to which any of such Guarantor’s properties is subject or (B) any material Contract to which such Guarantor is a party or by which such Guarantor may be bound or to which any of such Guarantor’s properties is subject except, in the cases of subsections (i) and (ii), for such violations, conflicts, breaches, or defaults as would not, individually or in the aggregate, reasonably be expected to prevent such Guarantor from performing its obligations under this Guaranty.

(b)                                 The execution, delivery, and performance by Bacchus of this Guaranty will not (i) result in the violation of the provisions of the organizational documents of such Guarantor, (ii) violate any provision of any existing material Law applicable to such Guarantor or (iii) conflict with, result in any breach of, constitute a default under, or result in the creation or imposition of any Lien upon any of such Guarantor’s properties pursuant to (A) any order, judgment, award, or decree of any Governmental Entity to which such Guarantor is a party or by which such Guarantor is or may be bound or to which any of such Guarantor’s properties is subject or (B) any material Contract to which such Guarantor is a party or by which such Guarantor may be bound or to which any of such Guarantor’s properties is subject except, in the cases of subsections (ii) and (iii), for such violations, conflicts, breaches, or defaults as would not, individually or in the aggregate, reasonably be expected to prevent such Guarantor from performing its obligations under this Guaranty.

(c)                                  Ballengee, directly or indirectly, owns 100% of the equity interest in Company and Bacchus and has determined that the execution, delivery and performance of the provisions of this Guaranty will directly benefit, and is within the best interest of Ballengee and Bacchus.

(c)                                  This Guaranty constitutes a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles.

Section 2.7.  Term.  The obligations of this Article 2 shall be irrevocable until the applicable Release Date or the Note Termination.  Upon the occurrence of any Guarantor’s Release Date, the obligations of such Guarantor under this Article 2 shall terminate (other than those as may be reinstated as provided in Section 2.2(d)), all without delivery of any instrument or performance of any act by any party.  Upon the occurrence of the Note Termination, Holder shall have no obligation to make any loans or other advances to any Obligor under the Note, all obligations and undertakings of any Guarantor under, by reason of, or pursuant to this Guaranty shall have been completely performed, and the obligations of this Article 2 is thereafter subject to reinstatement as provided in Section 2.2(d).  All extensions of credit and financial accommodations heretofore or hereafter made by Holder to Company under the Note shall be conclusively presumed to have been made in acceptance hereof and in reliance hereon..

ARTICLE 3.  MISCELLANEOUS.

Section 3.1.  Amendment.  This Guaranty may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof and thereof may be waived, only by a written instrument executed by Holder and each Guarantor.

Section 3.2.  Successors and Assigns.  No Guarantor may assign, transfer or otherwise convey its rights or obligations hereunder unless Holder has granted its prior written consent and any such purported assignment, transfer or conveyance by any Guarantor without obtaining such prior written consent shall be null and void ab initio.  Holder may not assign this Guaranty and any or all of its rights hereunder, unless such assignment is to an Affiliate of Holder and the Holder complies with Section 2.4 of the Note.  This Guaranty shall apply to and inure to the benefit of Holder and its permitted successors and assigns.  Without limiting the generality of the immediately preceding sentence, Holder may assign any Guaranteed Obligation held by such Holder or any portion thereof, and Holder may assign such Holder’s rights or any portion thereof under this Guaranty, in each case, in connection with an assignment of the Guaranty to an Affiliate of Holder, but only to the extent the Holder complies with Section 2.4 of the Note, and such Affiliate of Holder shall thereupon become entitled to all of the benefits in respect thereof granted to such Holder hereunder.

Section 3.3.  Defenses.  Except as expressly set forth herein, the obligations of each Guarantor under this Guaranty shall not be subject to reduction, limitation, impairment, termination, defense (other than a defense of payment or performance), set-off, counterclaim or recoupment for any reason.

Section 3.4.  Attorneys’ and Collection Fees.  Each party will bear its own fees and expenses incurred in connection with the preparation and execution of this Guaranty.  In the event this Guaranty shall not be paid when due and payable (whether upon demand, by acceleration or otherwise), subject to the proviso in Section 2.1(a), the Obligors, jointly and severally, shall be liable for and shall pay to Holder all collection costs and expenses incurred by Holder, including reasonable attorney’s fees.

Section 3.5.  Governing Law.  THIS GUARANTY AND THE VALIDITY AND ENFORCEABILITY HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

Section 3.6.  Waivers.

(a)                                 EACH GUARANTOR WAIVES DEMAND, PRESENTMENT, NOTICE OF DISHONOR, NOTICE OF INTENT TO DEMAND OR ACCELERATE PAYMENT HEREOF, NOTICE OF ACCELERATION, DILIGENCE IN COLLECTING, GRACE, NOTICE, AND PROTEST, AND AGREES TO ONE OR MORE EXTENSIONS FOR ANY PERIOD OR PERIODS OF TIME AND PARTIAL PAYMENTS, BEFORE OR AFTER MATURITY, WITHOUT PREJUDICE TO ANY PARTY.

(b)                                 EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY

RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 3.7.  No Waiver by Holder.  No failure or delay on the part of Holder in exercising any right, power or privilege hereunder and no course of dealing between any Guarantor and Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 3.8.  [Reserved].

Section 3.9.  Severability.        If one or more provisions of this Guaranty are held to be unenforceable under applicable Law, such provision(s) shall be excluded from this Guaranty and the balance of this Guaranty shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

Section 3.10.  Construction.  This Guaranty has been freely and fairly negotiated among the parties.  If an ambiguity or question of intent or interpretation arises, this Guaranty will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Guaranty.  Unless the context requires otherwise, any agreements, documents, instruments or laws defined or referred to in this Guaranty will be deemed to mean or refer to such agreements, documents, instruments or laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of laws, by succession of comparable successor statutes.  All references in this Guaranty to any particular law will be deemed to refer also to any rules and regulations promulgated under that law.  The words “include, “includes” and “including will be deemed to be followed by “without limitation.”  The word “or” is used in the inclusive sense of “and/or” unless the context requires otherwise.  References to a Person are also to its permitted successors and assigns.  Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context requires otherwise.  When a reference in this Guaranty is made to an Article, Section, Exhibit, Annex or Schedule, such reference is to an Article or Section of, or Exhibit, Annex or Schedule to, this Guaranty unless otherwise indicated.  The words “this Guaranty,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Guaranty as a whole and not to any particular subdivision unless expressly so limited.

Section 3.11.  Termination and Release.  This Guaranty shall remain in effect from the date of execution hereof through and including the Note Termination.  Upon the occurrence of the Note Termination, subject to the terms and provisions of Section 2.7, the Guarantors shall be automatically released from the obligations hereunder and this Guaranty shall terminate, all without delivery of any instrument or performance of any act by any party.

Section 3.12.  Counterparts. This Guaranty and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Guaranty. This Guaranty constitutes the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

[Signature Page Follows]

EXECUTED as of the date first written above.

THE STATE OF Texas COUNTY OF Dallas

BEFORE ME, the undersigned authority, on this day personally appeared James Ballengee, known to me to be the person whose name is subscribed to the foregoing Guaranty (the “Agreement”), and who, after first by me being duly sworn, did acknowledge and state under oath that he has read and fully understood the Agreement, and that he executed the Agreement in his individual capacity to be bound by all obligations, terms and conditions expressed therein.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 31 day of August, 2016.

Signature Page to Guaranty

EXECUTED as of the date first written above.

THE STATE OF Texas COUNTY OF Dallas

BEFORE ME, the undersigned authority, on this day personally appeared James Ballengee, known to me to be the person whose name is subscribed to the foregoing Guaranty (the “Agreement”), and who, after first by me being duly sworn, did acknowledge and state under oath that he has read and fully understood the Agreement, and that he executed the Agreement in his individual capacity to be bound by all obligations, terms and conditions expressed therein.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 31 day of August, 2016.

Signature Page to Guaranty

Holder hereby accepts this Guaranty this 1st day of September, 2016.

Address:
7500 College Blvd., Suite 1000
Overland Park, KS 66210
Attn: Chief Financial Officer
Facsimile: (816) 792-7449

Signature Page to Guaranty